a

NEWS RELEASE

FOR FURTHER INFORMATION:

GREGORY K. CLEVELAND

TELEPHONE: (612) 305-2261

(602) 852-3526

WEBSITE: www.bnccorp.com

BNCCORP ANNOUNCES RESULTS OF JUNE 14, 2006 ANNUAL MEETING OF STOCKHOLDERS

BISMARCK, ND, June 19, 2006 – BNCCORP, Inc. (Nasdaq: BNCC), which operates community banking, insurance and wealth management businesses in Arizona, Minnesota, North Dakota, Utah and Colorado, today announced the results of its Annual Meeting held June 14, 2006. Stockholders elected the three directors nominated for election, Gaylen Ghylin, Mark W. Sheffert and E. Thomas Welch, to serve until the 2009 annual meeting. Stockholders also approved the 2006 BNCCORP, Inc. Stock Incentive Plan and ratified the appointment of KPMG LLP as the Company’s independent auditors for 2006. A stockholder proposal to declassify the Board was defeated by the stockholders.

BNCCORP, Inc. is headquartered in Bismarck, N.D., and a registered bank holding company dedicated to providing banking, insurance and wealth management services to businesses and consumers in its local communities. The Company operates 27 locations in Arizona, Minnesota, North Dakota, Utah and Colorado through BNC National Bank and its subsidiaries.

Statements included in this news release which are not historical in nature are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We caution readers that these forward-looking statements, including without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements due to several important factors. These factors include, but are not limited to: risks of loans and investments, including dependence on local and regional economic conditions; competition for our customers from other providers of financial services; possible adverse effects of changes in interest rates including the effects of such changes on derivative contracts and associated accounting consequences; risks associated with our acquisition and growth strategies; and other risks which are difficult to predict and many of which are beyond our control.